UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AN IMPORTANT REMINDER!

May 14, 2014

Dear CSI Shareholder:

We recently mailed to you our Proxy information for the Annual Meeting of Shareholders of Communications Systems, Inc. (“CSI”) on June 4, 2014 at our offices in Minnetonka, Minnesota (the “Annual Meeting”). I am writing to personally urge you to vote in favor of the matters described in the Proxy Statement that will be presented to the shareholders at the Annual Meeting. You may attend the meeting and vote in person, or you may vote by proxy.

The first matter to be acted on at the Annual Meeting is a proposal (“Proposal 1”) to amend our Restated Articles of Incorporation (“Articles”) to “declassify” our Board of Directors by eliminating the system of having three classes of directors elected for successive three-year terms and requiring the annual election of all directors. Proposal 1 is part of the Board’s on-going effort to adopt “best practices” in corporate governance. If adopted, shareholders will have much greater influence on corporate governance policies because all directors will be accountable to the shareholders every year at the time of the Annual Meeting.

If Proposal No. 1 is approved, shareholders will next be asked to elect six directors to the Board to serve one-year terms expiring at the 2015 Annual Meeting. If Proposal No. 1 is not approved, shareholders will be asked to elect two directors to terms expiring at the 2017 Annual Meeting. Finally, shareholders will be asked to ratify the appointment of Deloitte and Touche, LLP as our Company’s independent accountants for the 2014 fiscal year. Proposal 1 and each of the other proposals are described in greater detail in the Proxy Statement.

To amend our Articles to declassify our Board of Directors we need an 80% vote of our outstanding shares of CSI common stock to be voted in favor of Proposal 1. This is a very high hurdle and to assure that we reach this goal we are making a special effort to contact all shareholders to ask for their vote in favor of Proposal 1, as well for the other matters to be considered.

Please act now to vote in favor of Proposal 1, which will make a “shareholder friendly” change to our Articles, and also vote your shares in favor of other matters coming before the shareholders at the Annual Meeting.

If you have misplaced your proxy materials, or if there is any other way we can assist you to vote your shares, please contact Phil Cavero at Broadridge. His phone number is 631-274-2989 and his email is phil.cavero@broadridge.com.

Thank you for your prompt attention to this important matter and for your continuing support of the Company.

Sincerely,

Curtis A. Sampson

Chairman & Interim CEO

CAS:cfm